EXHIBIT 99.3







                                     FORM OF
                             SUBSCRIPTION AGREEMENT

                         OFFERING SUBSCRIPTION AGREEMENT
                     FIRST NATIONAL COMMUNITY BANCORP, INC.
                                  75,000 Shares
                                  Common Stock
                           (Par value $1.25 Per Share)
                         Minimum Subscription: $1,000.00
                        Maximum Subscription: $250,000.00
                             Price Per Share: $40.00


First National Community Bancorp, Inc.
102 East Drinker Street
Dunmore, Pennsylvania 18512-2491
Attn: J. David Lombardi, President

Gentlemen:

     1. I(We) (the "Undersigned") subscribe for and agree to purchase the number of shares of common stock of First National Community Bancorp, Inc. (the "Company") in connection with the offering, upon the terms and conditions provided herein and in the Company's Prospectus dated August ___, 1999, and any supplements thereto (the "Prospectus") (capitalized terms used but not defined herein are defined in the Prospectus), as follows:

            No. of Shares                      Price Per Share              Purchase Price
            -------------                      ---------------              --------------

         ($1,000.00 Minimum)
        ($250,000.00 Maximum)

                                      x             $40.00          =        $
         ----------------                                                    ---------

     2. Method of Payment (Check One)

     ______ Enclosed is the Undersigned's check, bank draft or money order made payable, in United States currency, to the order of "First National Community Bancorp, Inc.," for the amount of the Purchase Price, as reflected in Paragraph 1.

     ______ The Undersigned authorizes withdrawal from this (these) account(s) at First National Community Bank for the amount of the Purchase Price, as reflected in Paragraph 1. (There is no penalty for early withdrawal used for this payment.)

        Account Number(s)                                Amount
================================================================================
                                        $
--------------------------------------------------------------------------------
                                        $
--------------------------------------------------------------------------------
                                        $
--------------------------------------------------------------------------------
Total Amount to be Withdrawn            $
================================================================================

     3. Stock Registration (Please type or print the information requested below.)



         ------------------------------------------
         Name(s) in which stock is to be registered           Day Phone         (___)   _______________


         ------------------------------------------
         Name(s) in which stock is to be registered           Evening Phone     (___)   _______________

                                                              The manner of ownership shall be (check one):
         ------------------------------------------           [  ]  Individual
         Title, if applicable, of Subscriber                  [  ]  Tenants by the entireties (each must sign)
                                                              [  ]  Joint Tenants with right of survivorship
                                                                    (each must sign)
         ------------------------------------------           [  ]  Tenants in Common (each must sign)
         Title, if applicable, of Co-Subscriber               [  ]  In Partnership
                                                              [  ]  As custodian, trustee or agent for _________
         ------------------------------------------           [  ]  Corporation
         Street Address of Subscribers

         ----------------------------------------------------------------------------------------------------------------
         City                                     County                  State                             Zip Code


         ------------------------------------------------------
         Social Security or Tax I.D. Number of Subscriber


         ------------------------------------------------------
         Social Security or Tax I.D. Number of Co-Subscriber


     4. The Company has the right to accept or reject shares subscribed for herein, in whole or in part, for any reason whatsoever.

     5. This agreement shall not be revoked by the Undersigned. The Undersigned understands that there is no aggregate minimum number of shares of common stock that the Company must sell pursuant to the offering. The Undersigned understands and agrees that there shall be no refund of any portion of the Total Purchase Price paid pursuant to this agreement unless and until the Company rejects the Subscription, as described in paragraph 4, above.

     6. Any refund checks shall be made payable to and sent to the Undersigned at the address specified above. All shares of common stock shall be registered in the name(s) of, and sent to the address specified above.

     7. This agreement shall be accepted and become an agreement binding on the Company, only if and when executed in the name and on behalf of the Company and when notice of such execution and acceptance (which may be a copy or similar counterpart hereof) is mailed to the Undersigned. This agreement is binding, after acceptance by the Company, upon the heirs, estate, legal representatives, assigns and successors of the Undersigned and shall survive the death, disability or dissolution of the Undersigned.

     8. The Undersigned has/have received, read and understood the Company's Prospectus dated August __, 1999, and any supplements thereto, and understands that this representation does not constitute a waiver of any rights under the Securities Act of 1933, the Securities Exchange Act of 1934 or under the Pennsylvania Securities Act of 1972 and the rules and regulations adopted thereunder. The Undersigned understand(s) that an investment in the common stock includes certain risks, and the Undersigned has/have carefully read and considered the matters set forth under the caption "Risk Factors" and elsewhere in the Prospectus. No information or representation that is either inconsistent with or undisclosed in the Prospectus has been received by the Undersigned from representatives of the Company or anyone else. The Undersigned acknowledges and understands that no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation or endorsement of the shares.

     9. The Offering will terminate at 5:00 p.m. on November 12, 1999, or at such later date as shall be determined by the Company, but in no event later than 5:00 p.m. on December 15, 1999 (the "Offering Termination Date").

     10. The Undersigned represent(s) that he/she/we is/are at least eighteen
(18) years of age.

     11. The Undersigned agree(s) not to transfer or assign this agreement, or any interest herein, including, but not limited to, the common stock purchased hereunder, except in accordance with all applicable laws.

     12. The Undersigned acknowledges that the shares of the Company's common stock offered hereby are not deposits. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risk, including the possible loss of principal. Furthermore, an investment in the shares of the Company's common stock hereby offered is not guaranteed by the Company.

     13. If this agreement is executed on behalf of a corporation, partnership, trust or other entity, the Undersigned has/have been duly authorized to execute this agreement and all other instruments in connection with the purchase of the common stock, and the signature(s) of the Undersigned is/are binding upon such corporation, partnership, trust or other entity. The Company retains the right to request the production of an appropriate certification for said authorization.

     14. The provisions of this agreement shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania. In the event there is any conflict between the Prospectus and this agreement, the terms set forth in the Prospectus and any supplements thereto shall be controlling.

     15. This agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the party to be bound thereby.

                                     Dated:
                                           ----------------------------

                                     ----------------------------------
                                     (Signature of Subscriber)

                                     ----------------------------------
                                     (Print Name)

                                     ----------------------------------
                                     (Signature of Co-Subscriber)

                                     ----------------------------------
                                     (Print Name)
Accepted:

FIRST NATIONAL COMMUNITY BANCORP, INC.


By:
   -----------------------------------
   (Authorized Signature)

   -----------------------------------
   (Date of Execution)